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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Sanmina-SCI Corporation:

We consent to the use of our reports with respect to the consolidated balance sheets of Sanmina-SCI Corporation and subsidiaries as of October 1, 2005 and October 2, 2004, and the related consolidated statements of operations, stockholders' equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended October 1, 2005, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of October 1, 2005, and the effectiveness of internal control over financial reporting as of October 1, 2005, which reports are incorporated by reference in this registration statement on Form S-3, and to the references to our firm under the heading "Experts" in the registration statement.

/s/    KPMG LLP

Mountain View, California
January 26, 2006

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm